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                            UNITED STATES SECURITIES
                                       AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT TO 1934

                        DATE OF REPORT: DECEMBER 30, 2005


                        FIRST OAK BROOK BANCSHARES, INC.



            DELAWARE                      0-14468               36-3220778
(STATE OR OTHER JURISDICTION OF         (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         FILE NUMBER)        IDENTIFICATION NO.)

                   1400 SIXTEENTH STREET, OAK BROOK, IL 60523
                         TELEPHONE NUMBER (630) 571-1050


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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 30, 2005, the Independent Directors Committee of the Board of Directors approved accelerating the vesting of certain of the Company's outstanding in-the-money, unvested stock options awarded to employees and officers (including options held by executive officers and non-employee directors). An unvested stock option was considered in-the money if the closing market price of the Company's common stock on December 29, 2005 ($28.03 as reported on the Nasdaq National Market) was greater than the exercise price of the stock option. The accelerated vesting was effective as of December 30, 2005. All of the other terms and conditions applicable to the outstanding stock options remain unchanged.

     The following table summarizes the options subject to acceleration:

                                                               AGGREGATE NUMBER OF SHARES          WEIGHTED AVERAGE EXERCISE
EXECUTIVE OFFICERS, DIRECTORS AND EMPLOYEES                ISSUABLE UNDER ACCELERATED OPTIONS            PRICE PER SHARE
-------------------------------------------                ----------------------------------      -------------------------
Richard M. Rieser, Jr.                                                     6,000                             $20.33
George C. Clam                                                             3,600                             $18.00
Rosemarie Bouman                                                           7,500                             $19.40
All other directors and senior corporate officers                          4,500                             $20.80
All other employees                                                       27,300                             $19.66
Total                                                                     48,900                             $19.68

     The Committee approved the vesting acceleration in order to avoid expense recognition under SFAS 123R which became effective for the Company beginning January 1, 2006. The future compensation expense that will be avoided is expected to be approximately $84,000, $42,000, and $3,000 in fiscal years 2006, 2007, and 2008, respectively.

     Because the vesting acceleration applied to "in-the-money" options, the accelerated vesting will require recognition of compensation expense by the Company during the fourth quarter of 2005 under APB No. 25. This expense of approximately $19,000 was calculated using the intrinsic value of the in-the-money stock options on December 30, 2005 as defined by FIN No. 44 and the Company's historical forfeiture rate of 4.77%.

     On December 30, 2005, the Independent Directors Committee also approved an amendment to the October 19, 1994 Supplemental Pension Benefit Agreement (the "SPBA") between the Company and Eugene P. Heytow, the Company's Chairman of the Board and retired Chief Executive Officer. Under the amendment, Mr. Heytow will receive a lump sum cash payment of $542,000 on January 31, 2006, in full satisfaction of his benefit under the SPBA. This amount represents the present value (discounted at an agreed upon rate based on the Company's return on equity) of the annual benefit of $78,000, payable in the form of a life and 15-year certain annuity, Mr. Heytow was entitled to receive commencing in 2006. As a result of the amendment, the Company recorded a reduction in benefits expense of approximately $232,000 during the fourth quarter of 2005. A copy of the Amendment is filed herewith as Exhibit 10.1.


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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST OAK BROOK BANCSHARES, INC.
                                        --------------------------------
                                                 (Registrant)



Date: January 6, 2006                   /s/ ROSEMARIE BOUMAN
      ----------------                  ----------------------------------------
                                        Rosemarie Bouman
                                        Vice President and
                                        Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.                              Description
-----------                              -----------

10.1 Amendment to the Supplemental Pension Benefit Agreement between the Company and Eugene P. Heytow, effective as of December 30, 2005